Calculation of Filing Fee Tables
S-8
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	1,800,000	$ 6.41	$ 11,538,000.00	0.0001381	$ 1,593.40
Total Offering Amounts:						$ 11,538,000.00		$ 1,593.40
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,593.40
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Registrant's common stock, $0.01 par value per share ("Common Stock"), that become issuable under the Altisource Portfolio Solutions S.A. Amended and Restated 2009 Equity Incentive Plan (the "2009 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. The "Amount Registered" represents additional shares of Common Stock that may be issued pursuant to an amendment to the 2009 Plan approved by the Registrant's stockholders on May 20, 2026 that (i) increased the number of shares reserved for issuance under the 2009 Plan by 800,000 shares of Common Stock and (ii) provided for potential annual increases to the share reserve under the 2009 Plan pursuant to a formula set forth in the 2009 Plan (the "Evergreen Provision"). The amount registered represents the 800,000 share reserve increase as well as an estimate of the annual increases in the share reserve pursuant to Evergreen Provision over the over the next three years. The "Proposed Maximum Offering Price" is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $6.41 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on July 17, 2026, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources